FORM 8-A/A

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

              For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of
                     The Securities Exchange Act of 1934


                              Public Storage, Inc.
                             ----------------------
            (Exact name of registrant as specified in its charter)


          California                                   95-3551121
          ----------                                   ----------
   (State of incorporation                           (IRS Employer
       or organization)                            Identification No.)


   600 North Brand Boulevard, Glendale, California       91203-1241
   -----------------------------------------------       ----------
     (Address of principal executive offices)            (Zip Code)


   Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                 Name of each exchange on which
     to be so registered                 each class is to be registered
     -------------------                 ------------------------------

   Depositary Shares Each                New York Stock Exchange, Inc.
   Representing 1/1,000 of a
   Share of 8.45% Cumulative
   Preferred Stock, Series H,
   par value $.01 per share

   Securities to be registered pursuant to Section 12(g) of the Act:

                                   N/A
                              --------------
                             (Title of class)

   ITEM 1. Description of Registrant's Securities to be Registered.
           --------------------------------------------------------

           A description of the Depositary Shares Each Representing 1/1,000 of a Share of 8.45% Cumulative Preferred Stock, Series H, par value $.01 per share, is included on the cover page and under the section entitled "Description of Preferred Stock and Depositary Shares" beginning on page S-39 of the prospectus supplement dated January 22, 1996 to prospectus dated December 7, 1995 (relating to Registrant's Registration Statements on Form S-3 (Nos. 33-54755, 33-63947 and 333-00361), as amended) that was filed by Registrant with the Securities and Exchange Commission on January 23, 1996 pursuant to
   Rule 424(b) under the Securities Act of 1933 (the "Prospectus Supplement"), which Prospectus Supplement shall be deemed to be incorporated herein by this reference.

   ITEM 2. Exhibits.
           ---------

       I. The following exhibits are being filed with the copies of this Form 8-A/A filed with the New York Stock Exchange, Inc. and the Securities and Exchange Commission:

           1.  Deposit Agreement.

           2.  Certificate of Determination.


                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

      (Registrant)                  PUBLIC STORAGE, INC.

                                    By:/S/ SARAH HASS
                                       -------------------
                                       Sarah Hass
                                       Vice President

                                       Date:  January 25, 1996